     As filed with the Securities and Exchange Commission on June 12, 1998.
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            ----------------------

                           OEC MEDICAL SYSTEMS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                            ----------------------

            Delaware                                   94-2538512
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)

      384 Wright Brothers Drive
        Salt Lake City, Utah                              84116
(Address of Principal Executive Offices)                (Zip Code)

                            ----------------------
                           OEC Medical Systems, Inc.

                          1998 STOCK OPTION PLAN, AND
 1993 Employee Incentive Stock Acquisition Plan, as Amended and Restated, and
                    1990 Stock Option/Stock Purchase Plan
                          (Full Titles of the Plans)

                            ----------------------

                                Randy W. Zundel
 Executive Vice President, Chief Operating Officer and Chief Financial Officer
                           OEC Medical Systems, Inc.
                           384 Wright Brothers Drive
                           Salt Lake City, UT  84116

                    (Name and Address of Agent for Service)

                                (801) 328-9300
         (Telephone Number, Including Area Code, of Agent for Service)

                            ----------------------
                                 With Copy to:

                              Holland & Hart LLP
                       215 South State Street, Suite 500
                        Salt Lake City, UT  84111-2346
                                (801) 595-7800
                        ATTENTION:  DAVID R. RUDD, ESQ.
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE
===============================================================================

                                                                    Proposed             Proposed
                                                                    Maximum              Maximum
                                                 Amount to          Offering             Aggregate           Amount of
Title of Each Class of Securities to be              be             Price Per            Offering           Registration
Registered/1/                                    Registered           Share               Price                 Fee
------------------------------------------------------------------------------------------------------------------------
1998 Stock Option Plan,
  Common Stock,
    $.01 par value                               1,350,000          $21.97/2/            $29,659,500          $ 8,750

1993 Employee Incentive Stock
Acquisition Plan, as amended and
restated,
  Common Stock,
    $.01 par value                                 250,000          $18.67/3/            $ 4,667,500          $ 1,377

1990 Stock Option/Stock Purchase
Plan, as amended and restated,
  Common Stock,
    $.01 par value                                 500,000          $ 9.44/4/            $ 4,720,000          $ 1,353
                                               --------------------------------------------------------------------------
TOTAL                                            2,100,000               --              $39,047,000          $11,519
==============================================================================================================================

   /1/ Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock, $.01 par value (the "Common Stock"), which are issued or become issuable under the OEC Medical Systems, Inc. 1998 Stock Option Plan and the OEC Medical Systems, Inc. 1993 Employee Incentive Stock Acquisition Plan, as amended and restated, to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transaction.

   /2/ Calculated in accordance with Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Common Stock as reported on June 9, 1998, on the New York Stock Exchange.

   /3/ Calculated in accordance with Rule 457(h) under the Securities Act, based upon 85% of the average of the high and low prices of the Common Stock as reported on June 9, 1998, on the New York Stock Exchange.

   /4/ Calculated in accordance with Rule 457(h) under the Securites Act based on the average exercise price per share for outstanding options.

                                    PART II

Item 3.      Incorporation of Certain Documents by Reference.
             ------------------------------------------------

     The following documents filed by OEC Medical Systems, Inc. (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's latest Annual Report, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on Form 10-K, for the fiscal year ended December 31, 1997.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     (c) The Registrant's Registration Statement No. 1-09983 on Form 8-A filed on June 27, 1991 which includes a description of the Registrant's $.01 par value common stock (the "Common Stock"), and Amendment No. 1 thereto on Form 8, Registration No. 1-09983, filed on July 19, 1991.

     All documents filed subsequent hereto by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     The consolidated financial statements of the Registrant as of December 31, 1997 and 1996, that are included in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated by reference in this Registration Statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Deloitte & Touche LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission), and upon the authority of such firm as experts in accounting and auditing.

Item 4.      Description of Securities.
             -------------------------
     Not applicable.

Item 5.      Interests of Named Experts and Counsel.
             --------------------------------------
     Not applicable.

Item 6.      Indemnification of Directors and Officers.
             -----------------------------------------

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor. . .{by reason of his service in one of the capacities specified in the preceding sentence} against expenses, (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper."

     The Registrant's Restated Bylaws provide for indemnification of any director or officer of the Registrant who is or was involved in any manner in any threatened, pending, or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such director or officer is or was serving as a director or officer of the Registrant or is or was serving another entity as a director, officer, employee, fiduciary or agent at the request of the Registrant, against all expenses and liabilities actually and reasonably incurred by such director or officer in connection with such proceeding. Indemnification is limited in certain instances involving "hostile" takeover actions by members of the Registrant's Board of Directors and in circumstances constituting a breach or default under a Company agreement.

     The Registrant's Restated Bylaws also provide that the Registrant will indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law.

Item 7.      Exemption from Registration Claimed.
             -----------------------------------
     Not applicable.

  Item 8.   Exhibits.
            ---------
  Regulation S-K                       Document
  --------------                       --------
     Exhibit
     -------

       4.1         Certificate of Incorporation, as amended.
                   Incorporated by reference to the OEC Medical Systems, Inc. Form 10-K, filed March 30, 1994.

       4.2         Restated By-Laws, as amended May 15, 1997.
                   Incorporated by reference to the OEC Medical Systems, Inc. Form 10-Q, filed August 8, 1997.

       4.3         OEC Medical Systems, Inc. 1998 Stock Option Plan.

       4.4 OEC Medical Systems, Inc. 1993 Employee Incentive Stock Acquisition Plan, as amended and restated.

       4.5 Rights Agreement, dated as of June 20, 1988, between Diasonics, Inc. and Bank of America NT&SA.
                   Incorporated by reference to Exhibit 4.3 of the Diasonics, Inc. Form 8-K, filed August 1, 1988.

       4.6 Diasonics, Inc. 1979 Stock Option Plan, amended and restated as of June 1, 1982. Incorporated by reference to Exhibit 10.6 of the Diasonics, Inc. Registration Statement on Form S-8, filed May 2, 1983.

       4.7 OEC Medical Systems, Inc. 1990 Stock Option/Stock Purchase Plan. Incorporated by reference to Exhibit 99.1 of the OEC Medical Systems, Inc. Form S-8, filed on September 30, 1993 (the "1993 S-8").

       4.8 Warrant for the Purchase of Common Shares issued to PaineWebber R&D Partners II, L.P., as amended.
                   Incorporated by reference to the OEC Medical Systems, Inc. Form 10-K, filed on March 30, 1994.

       4.9 Form of Option Agreement used in connection with non-qualified options having service-vesting provisions granted under the Discretionary Option Grant Program.

       4.10 Form of Option Agreement used in connection with non-qualified options having milestone vesting provisions granted under the

                        Discretionary Option Grant Program.

              4.11 Form of Option Agreement used in connection with incentive stock options.

              4.12 Form of Option Agreement used in connection with options granted under the Automatic Option Grant Program.

              4.13 Note and Stock Pledge Agreement between Ruediger Naumann-Etienne and OEC Medical Systems, Inc., dated September 5, 1995. Incorporated by reference to the OEC Medical Systems, Inc. Form 10-K, filed April 1, 1996.

              4.14 Form of Warrant Agreement used in connection with grant to independent contractors for the purchase of common shares. Incorporated by reference to the OEC Medical Systems, Inc. Form 10-K, filed March 27, 1997.

              4.15 Agreement dated December 17, 1996, to acquire full ownership of Barwig Medizinische Systeme GmbH (BMS). Incorporated by reference to the OEC Medical Systems, Inc. Form 10-K, filed March 27, 1997.

              4.16 Form of Incentive Stock Option Agreement-Initial Grant to be generally used in connection with the 1990 Stock Option/Stock Purchase Plan, Incorporated by reference to
                        Exhibit 99.2 of the 1993 S-8.

              4.17 Form of Incentive Stock Option Agreement to be generally used in connection with the 1990 Stock Option/Stock Purchase Plan. Incorporated by reference to Exhibit 99.3 of the 1993 S-8.

              4.18 Form of Non-Qualified Stock Option Agreement-Initial Grant to be generally used in connection with the 1990 Stock Option/Stock Purchase Plan. Incorporated by reference to Exhibit 99.4 of the 1993 S-8.

              4.19 Form of Non-Qualified Stock Option Agreement to be generally used in connection with the 1990 Stock Option/Stock Purchase Plan. Incorporated by reference to
                        Exhibit 99.5 of the 1993 S-8.

              4.20 Form of Stock Option Agreement (Non-Employee Director) to be generally used in connection with the automatic option grant program of the 1990 Stock Option/Stock Purchase Plan. Incorporated by reference to Exhibit 99.6 of the 1993 S-8.

              4.21 Form of Stock Option Agreement-Direct Stock Purchase to be generally used in connection with the 1990 Stock Option/Stock Purchase Plan. Incorporated by reference to
                        Exhibit 99.7 of the 1993 S-8.

              4.22 Form of Stock Option Adjustment Agreement used in connection with the 1990 Stock Option/Stock Purchase Agreement. Incorporated by reference to Exhibit 99.8 of the 1993 S-8.

              5 Opinion of Holland & Hart LLP, as to the legality of securities being registered.

              23.1      Consent of Deloitte & Touche LLP,  Independent
                        Auditor.

              23.2      Consent of Holland & Hart LLP (contained in
                        Exhibit 5).

              24 Power of Attorney (included on page 8 of this Registration Statement).

        -----------------

Item 9.      Undertakings.
             ------------
       (a)   The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on June 12, 1998.

                              OEC Medical Systems, Inc.


                              /s/ Randy W. Zundel
                              -----------------------------------
                              Randy W. Zundel
                              Executive Vice President, Chief Operating
                              Officer & Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS by these presents that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Randy W. Zundel, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below, and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that such attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities indicated on June 12, 1998:


           Signature                 Title
           ---------                 -----

/s/Ruediger Naumann-Etienne    Chairman of the Board
---------------------------
Ruediger Naumann-Etienne

/s/Gregory K. Hinkley          Director
---------------------------
Gregory K. Hinkley

/s/Benno P. Lotz               Director
---------------------------
Benno P. Lotz

/s/Alan W. May                 Director
---------------------------
Alan W. May

/s/Chase N. Peterson           Director
---------------------------
Chase N. Peterson

/s/Joseph W. Pepper            President, Chief Executive Officer and Director
---------------------------    (Principal Executive Officer)
Joseph W. Pepper

/s/Randy W. Zundel        Executive Vice President, Chief Operating Officer and
---------------------     Chief Financial Officer (Principal Financial
Randy W. Zundel           and Accounting Officer)

                           OEC MEDICAL SYSTEMS, INC.

                                 EXHIBIT INDEX


Regulation S-K                   Document
--------------                   --------
   Exhibit
   -------

    4.1        Certificate of Incorporation, as amended.
               Incorporated by reference to the OEC Medical Systems, Inc. Form 10-K, filed March 30, 1994.

    4.2        Restated By-Laws, as amended May 15, 1997.
               Incorporated by reference to the OEC Medical Systems, Inc. Form 10-Q, filed August 8, 1997.

    4.3        OEC Medical Systems, Inc. 1998 Stock Option Plan.

    4.4        OEC Medical Systems, Inc. 1993 Employee Incentive
               Stock Acquisition Plan, as amended and restated.

    4.5 Rights Agreement, dated as of June 20, 1988, between Diasonics, Inc. and Bank of America NT&SA.
               Incorporated by reference to Exhibit 4.3 of the Diasonics, Inc. Form 8-K, filed August 1, 1988.

    4.6 Diasonics, Inc. 1979 Stock Option Plan, amended and restated as of June 1, 1982. Incorporated by reference to Exhibit 10.6 of the Diasonics, Inc.
               Registration Statement on Form S-8, filed May 2, 1983.

    4.7        OEC Medical Systems, Inc. 1990 Stock Option/Stock
               Purchase Plan.  Incorporated by reference to
               Exhibit 99.1 of the Diasonics, Inc. Form S-8, filed on September 30, 1993 (the "1993 S-8").

    4.8 Warrant for the Purchase of Common Shares issued to PaineWebber R&D Partners II, L.P., as amended.
               Incorporated by reference to the OEC Medical Systems, Inc. Form 10-K, filed on March 30, 1994.

    4.9 Form of Option Agreement used in connection with non-qualified options having service-vesting provisions granted under the Discretionary Option
               Grant Program.

    4.10 Form of Option Agreement used in connection with non-qualified options having milestone vesting provisions granted under the

                        Discretionary Option Grant Program.

              4.11 Form of Option Agreement used in connection with incentive stock options.

              4.12 Form of Option Agreement used in connection with options granted under the Automatic Option Grant Program.

              4.13 Note and Stock Pledge Agreement between Ruediger Naumann-Etienne and OEC Medical Systems, Inc., dated September 5, 1995. Incorporated by reference to the OEC Medical Systems, Inc. Form 10-K, filed April 1, 1996.

              4.14 Form of Warrant Agreement used in connection with grant to independent contractors for the purchase of common shares. Incorporated by reference to the OEC Medical Systems, Inc. Form 10-K, filed March 27, 1997.

              4.15 Agreement dated December 17, 1996, to acquire full ownership of Barwig Medizinische Systeme GmbH (BMS). Incorporated by reference to the OEC Medical Systems, Inc. Form 10-K, filed March 27, 1997.

              4.16 Form of Incentive Stock Option Agreement-Initial Grant to be generally used in connection with the 1990 Stock Option/Stock Purchase Plan, Incorporated by reference to
                        Exhibit 99.2 of the 1993 S-8.

              4.17 Form of Incentive Stock Option Agreement to be generally used in connection with the 1990 Stock Option/Stock Purchase Plan. Incorporated by reference to Exhibit 99.3 of the 1993 S-8.

              4.18 Form of Non-Qualified Stock Option Agreement-Initial Grant to be generally used in connection with the 1990 Stock Option/Stock Purchase Plan. Incorporated by reference to Exhibit 99.4 of the 1993 S-8.

              4.19 Form of Non-Qualified Stock Option Agreement to be generally used in connection with the 1990 Stock Option/Stock Purchase Plan. Incorporated by reference to
                        Exhibit 99.5 of the 1993 S-8.

              4.20 Form of Stock Option Agreement (Non-Employee Director) to be generally used in connection with the automatic option grant program of the 1990 Stock Option/Stock Purchase Plan. Incorporated by reference to Exhibit 99.6 of the 1993 S-8.

              4.21 Form of Stock Option Agreement-Direct Stock Purchase to be generally used in connection with the 1990 Stock Option/Stock Purchase Plan. Incorporated by reference to
                        Exhibit 99.7 of the 1993 S-8.

              4.22 Form of Stock Option Adjustment Agreement used in connection with the 1990 Stock Option/Stock Purchase Agreement. Incorporated by reference to Exhibit 99.8 of the 1993 S-8.

              5 Opinion of Holland & Hart LLP, as to the legality of securities being registered.

              23.1      Consent of Deloitte & Touche LLP,  Independent
                        Auditor.

              23.2      Consent of Holland & Hart LLP (contained in
                        Exhibit 5).

              24 Power of Attorney (included on page 8 of this Registration Statement).


         -----------------